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                                 EXHIBIT 10(a)
March 31, 1995
                                                       CONFIDENTIAL
Peter W. Ladell
MARION MERRELL DOW INC.
9300 Ward Parkway
Kansas City, Missouri 64114-0480

Dear Peter:

The purpose of this letter is to confirm our mutual understanding of your continued employment following the merger of Marion Merrell Dow Inc. (the "Company") by or with HAG or one of its subsidiaries. If you accept the terms of the following agreement, please return a signed copy of this letter to me.

As you know, the Company has recently executed an agreement providing for the merger of the Company with a wholly-owned subsidiary of HAG at the conclusion of which, once the transaction has been approved by the Company's shareholders, the Company will be the surviving corporation and itself a wholly-owned subsidiary of HAG.

EMPLOYMENT AGREEMENT ("AGREEMENT")

1. Employment Term. The Company agrees to employ you, and you accept such employment, for a term beginning on the Closing Date of the above-mentioned purchase, contingent upon such closing, and ending five years thereafter ("Initial Employment Term"), subject to earlier termination described below. This Agreement will automatically terminate on that date unless mutually extended. The extension of the Agreement may be discussed during the 90 days preceding the expiration of the contract.

2. Compensation. The Company will pay you for your services an annual salary of $400,000, payable in accordance with Company payroll practices. The Company will fairly review your annual compensation each year and may, in its discretion, increase your base salary.

3. Retention Award. The Company, as an incentive for you to enter into this Agreement, will also pay you, subject to the remaining terms of this Agreement, a cash award of 36 months' then current base salary (pretax), provided that you are still employed by the Company or another division or subsidiary of the Company on the third anniversary following the effective date of this Agreement.

4. Short-Term and Long-Term Incentives. You will be eligible to participate in the Company's short- and long-term incentive programs. Your target bonus percentage for 1995 is 60% of base salary, which may be adjusted to reflect your individual performance or Company performance.

5. Other Benefits. You will be eligible to participate in all employee pension and welfare benefit plans maintained by the Company and offered to all regular full-time employees of the Company, including medical, disability, life insurance and vacation, to the extent permitted by the terms of such plans and by law, subject to the Company's rights to amend or terminate such plans.

6.   Representations and Restrictive Covenants.


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     (a)  You agree to execute and be subject to the terms and conditions of the Employee Confidentiality Agreement, attached as Exhibit A.

     (b) Further, you agree that you will not engage in any conduct that is in conflict with or prejudicial to the interests of the Company or HAG, including any act of fraud, misrepresentation, embezzlement or misappropriation of Company or HAG assets or opportunities. Such conduct shall terminate the Company's obligations under this Agreement for payment of accrued or unaccrued bonus or cash awards (including retention and severance payments described under this Agreement) and long-term incentives, and further vesting of any long-term incentives.

7. Termination. The Company or HAG may terminate this Agreement at any time for cause, which includes, but is not limited to, any conduct that conflicts with or is prejudicial to the interests of the Company or HAG, including failure to perform your duties, any act of fraud, misrepresentation, embezzlement or misappropriation of HAG or Company assets or opportunities, or any breach of any covenant in this Agreement. You may without cause terminate this Agreement by giving 30 days' written notice to the Company. In such event, you will continue to render services and be paid your regular compensation up to the date of termination. Termination under this Section 7 terminates the Company's obligations under this Agreement.

8. Severance. Should the Company terminate this Agreement without cause before the end of the Initial Employment Term, you may be eligible for severance benefits, as follows: (1) one month's base salary times the number of years of service you attained in the year of termination, but no more than 30 months of base salary, or two times your latest calendar year's W-2 earnings, if less, and no less than 18 months of base salary, payable after you sign a waiver of claims against the Company within 45 days of your termination if you do not revoke such waiver; (2) continuation of medical and other welfare benefits in accordance with the current Company severance plan for all associates; (3) outplacement and relocation assistance in accordance with the current Company severance plan.

9. General Provisions. The Company, HAG and you further acknowledge that:

     (a) Any notice required under this Agreement shall be deemed given if in writing sent by certified mail to your residence or to the Company's principal office, as the case may be.

     (b) Any amounts payable to you under this Agreement after your death shall be paid to the person designated by you in your most recent basic life insurance beneficiary designation on file with the Company.

     (c) The Company's waiver of a breach of any provision of this Agreement by you shall not operate as a waiver of any subsequent breach by you. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

     (d) Your services are unique and personal. Accordingly, you may not assign your rights or delegate your duties or obligations under this Agreement. The Company's and HAG's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's and HAG's successors and assigns.


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     (e)  This Agreement contains the entire understanding among the
Company and you. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any change or extension is sought.

     (f) The invalidity, illegality or unenforceability of any provision hereof shall not affect, impair, invalidate or render unenforceable this Agreement or any other provision hereof.

     (g) Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     (h) This Agreement shall be interpreted and governed in accordance with the laws of the State of Missouri.

     (i) To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses you incur in good faith as a result of the Company's refusal to provide the retention and/or several benefits to which you become entitled under this Agreement, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement, if and only if you are the prevailing party in such litigation.

     (j) The Company shall have the right to deduct from all payments under this Agreement any federal, state or local taxes required by law to be withheld with respect to such payments.

     (k) If any payouts described in this agreement trigger excess parachute payment excise tax liability, the Company will gross-up the payout in an amount necessary to provide you with the same net benefit you would have received had the tax not been imposed. For purposes of the preceding sentence the term "net" should be deemed to include the impact of all excise and income taxes imposed on the gross-up payments.

     (l) Any controversy or claim arising out of this Agreement shall be settled by arbitration in Kansas City, Missouri in accordance with the then governing rules of the American Arbitration Association. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction.

     As an acknowledgement that each party to this Agreement has received good and valuable consideration in exchange for the mutual promises herein contained, the parties have signed this Agreement below.



MARION MERRELL DOW INC.                 ACCEPTED:


By:  /s/ Richard J. Markham             /s/ Peter W. Ladell
     ----------------------------       --------------------------------
                                        Peter W. Ladell

                                        Date: 3 April '95
                                             --------------------------




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                                   EXHIBIT A


                       EMPLOYEE CONFIDENTIALITY AGREEMENT


     THIS AGREEMENT is made this 3rd day of April, 1995, between Marion Merrell Dow Inc. (the "Company") and the undersigned person who is now an employee of the Company (referred to as "I" or "me" in this Agreement).

     1. Why I am signing this Agreement. I understand that this Agreement deals only with the subject of my obligations as a Company employee to maintain the confidentiality of certain information which I may develop or have developed or to which I may have had access in the past or may have access in the future in connection with my employment. The Company has requested that I sign this Agreement. I understand that the Company may terminate my employment and will restrict my access to "Confidential Information" (as such term is defined in this Agreement) if I do not sign this Agreement. I recognize that access to Confidential Information is very important for my career development at the Company, and that without access to Confidential Information my career at the Company will be limited.

     2. Existing confidentiality agreements with the Company. Currently, I have an obligation to preserve the confidentiality of the Company's technologies, trade secrets, and confidential commercial or business information because of the duty of loyalty I owe as an employee and because I may have already signed a prior confidentiality agreement with the Company or the Company's predecessors. I understand that this Agreement amends the prior confidentiality agreement in its entirety and that the terms of this Agreement control and clarify my responsibility to preserve confidentiality during and after my employment with the Company.

     3. What is Confidential Information. The term "Confidential Information" means all information disclosed to me, or known by me, as a result of my employment with the Company or the Company's predecessors (including all information conceived, originated, discovered, or developed by me alone or with the help of others, whether made during working hours or not) about products, processes, and services, including information relating to research, development, "Inventions" (as that term is defined in this Agreement), manufacturing, purchasing, accounting, engineering, marketing, merchandising, and selling, and all other information which would be considered confidential or a trade secret under the common law or any other laws regarding (i) the Company or its parent company, any predecessor of the Company, or any current or future business of the Company, or (ii) any third party with which the Company has an obligation to maintain confidentiality.

     4. What is an "Invention." The term "Invention" means all discoveries, concepts, ideas, developments, designs, and works of authorship, including but not limited to processes, methods, formulas, and techniques, as well as improvements on any such items, and the know-how related to any such items, whether patentable, copyrightable or not, made by me (whether alone or with the help of others, and whether made during working hours or not, and whether tested or reduced to practice or not) or known by me, relating to (i) the Company, the Company's predecessors, or to


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any current or future business of the Company, or (ii) any third party with whom the Company has an obligation to maintain confidentiality.

     5. My agreement not to disclose Confidential Information. I will not disclose to anyone, or use, lecture upon, write articles concerning, or export in violation of any law or regulation, any Confidential Information, whether during my employment with the Company or after my employment with the Company ends, except as required by my duties as an employee of the Company.

     6.   My agreements regarding Inventions.

          (a) With respect to Inventions made by me alone or with others, I agree:

               (i) to inform the Company promptly and fully regarding all such Inventions;

               (ii) to maintain complete and accurate records regarding such Inventions;

               (iii) upon the Company's request, I will apply for all United States and foreign letters patent, copyrights, trademarks regarding such Inventions, and shall do any acts requested by the Company to extend, maintain, cause the reissuance of, or enforce any such patents, copyrights, or trademarks;

               (iv) to assign and convey to the Company all of my rights and interests in and to such Inventions, including inventor's rights and utility models;

               (v) to execute all documents, and to provide assistance requested by the Company to accomplish such assignment of the Inventions, and the obtaining of such letters patent, copyrights, and trademarks; and

               (vi) to give testimony regarding such Inventions.

          (b) I agree that during my employment with the Company I shall do all of the items described in paragraph 6(a) without further payment by the Company but at the Company's expense. After my employment with the Company has ended, I agree to do all of the items described in paragraph 6(a) for an hourly fee equal to the annual base salary I was paid by the Company at the time my employment ended divided by 2,080, plus reasonable out-of-pocket expenses.

          (c) I understand that after my employment has ended, the Company may require my help in securing its rights to patents, copyrights, trademarks and other intellectual property. If the Company requests, I agree to keep the Company advised of my mailing address and telephone number for five years after my employment with the Company has ended.

     7.   My agreement to return the Company property.

          (a) I acknowledge that the following items are all the Company's property (all of such property is referred to as "Company Property" in this Agreement):



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     (i)  all originals and copies of drawings, blueprints, manuals, reports, notebooks, notes, photographs or any other recorded, written or printed matter (including all forms of electronically recorded data and information, computer programs and software) relating to Confidential Information, Inventions, research and development activities, manufacturing operations or business of the Company made or received by me during my employment are the property of the Company, as applicable; and

               (ii) all other property belonging to the Company such as equipment, computer software and disks, samples, models, biological cultures, cell lines, DNA probes and the like.

          (b) I agree that when my employment with the Company has ended, I will immediately give, or leave for the Company, all of the Company Property.

     8. Other agreements I am making with the Company. I understand that in the event the Company should waive any part of this Agreement or that any part should be determined to be unenforceable, I am not thereby relieved from the remaining provisions of the Agreement. My obligations hereunder will continue in the event I am transferred to a different subsidiary, location, or assignment by the Company and after termination of my employment with the Company. The Company may enforce this Agreement against my personal representative.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.


                              MARION MERRELL DOW INC.

                              /s/ Richard J. Markham
                              ----------------------------------------
                              By:



                              EXECUTIVE:

                              /s/ Peter W. Ladell
                              ----------------------------------------
                              Peter W. Ladell